Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods, Inc. Reports First Quarter Results
– DICK'S Business Delivers 6.0% Comp Sales Growth –
– Foot Locker Business Returns to Comp Sales Growth and Profitability (A) (B) –
– Raises Low End of 2026 Comp Sales Outlook for Both the DICK'S and Foot Locker Businesses (A) (B) –
●Delivered earnings per diluted share of $3.54 and non-GAAP earnings per diluted share of $2.90 (C) compared to earnings per diluted share of $3.24 and non-GAAP earnings per diluted share of $3.37 in the prior year quarter; Current year results include the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition
●Scaled the Foot Locker Business's Fast Break initiative to approximately 100 stores globally during the first quarter and remain on track to reach approximately 250 stores by back to school
●Raises low end of full year 2026 guidance for comparable sales growth for both the DICK'S and Foot Locker Businesses:
○DICK'S Business now 2.5% to 4.0%, up from 2.0% to 4.0% previously
○Foot Locker Business (B) now 1.5% to 3.0%, up from 1.0% to 3.0% previously
●Updates full year 2026 consolidated operating income guidance to a range of $1.69 to 1.81 billion, compared to $1.71 to 1.83 billion previously; Raises full year 2026 consolidated non-GAAP operating income guidance to a range of $1.71 to 1.83 billion, up from $1.68 to 1.81 billion previously
●Updates full year 2026 consolidated earnings per diluted share guidance to a range of $13.27 to 14.27, compared to $13.70 to 14.70 previously; Continues to expect full year 2026 non-GAAP earnings per diluted share to be in the range of $13.50 to 14.50

"Sport is one of the hottest categories in the country today, and DICK'S is leading from the front. We’re investing from a position of strength and playing offense for the long term, widening the gap between us and the rest of the industry. Our leadership showed up clearly in our DICK’S Business results this quarter, with 6% comp growth. With Foot Locker, our excitement and confidence continue to build as we execute our plan, and in Q1 we saw encouraging proof points, returning the Foot Locker Business to positive comps and profitability. Our Fast Break initiative, our capital light store remodel program, is delivering exceptional results, with double-digit comps and merchandise margin improvement as we rapidly scale toward approximately 250 stores by back to school. Based on this early progress, we are raising the low end of our full-year comp sales expectation for the Foot Locker Business."
Ed Stack, Executive Chairman
"We're very proud of our company's Q1 results. Sport is driving sustained energy and engagement across the consumer landscape, and our team turned that athlete demand into another very strong quarter of execution. In Q1, we delivered comp sales growth of 6% in the DICK’S Business, with growth in average ticket and transactions, and broad-based strength across footwear, apparel, and hardlines. These strong comps were on top of a 4.5% increase last year and a 5.3% increase in 2024, as we continued to gain market share. Given our continued confidence in the DICK’S Business, we are raising our full-year expectations for comp sales growth and profitability."
     Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, May 27, 2026 - DICK'S Sporting Goods, Inc. (NYSE: DKS), a leading global sports retailer, today reported sales and earnings results for the first quarter ended May 2, 2026.
(A)Results described by management for the "DICK'S Business" represent the existing DICK'S Sporting Goods operations, which includes the DICK'S Sporting Goods, Golf Galaxy, Going Going Gone! and Public Lands banners, as well as GameChanger. The results for the "Foot Locker Business" refer to our acquired operations, including the Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos banners. Profitability for the DICK'S and Foot Locker Businesses represents segment profit, or operating income for a respective segment.
(B)Comparable sales for the Foot Locker Business are represented on a proforma basis and are calculated as if Foot Locker had been acquired at the beginning of the periods presented. Foot Locker will not be included in quarterly comparable sales until the fourth quarter of fiscal 2026 and full year comparable sales in fiscal 2027.
(C)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED

Information below represents consolidated supplemental financial results for the 13 weeks ended May 2, 2026, which includes the DICK'S and Foot Locker Businesses. Prior period results reflect the DICK'S Business on a stand-alone basis.

First Quarter Consolidated Operating Results (in millions, except percentage and per share data)	13 Weeks Ended		Change (9)
	May 2, 2026	May 3, 2025
GAAP
Net sales	$5,165	$3,175	$1,990	62.7%
Operating income (% of net sales) (1)	8.7%	11.5%	(281) bps
Effective tax rate	28.3%	24.0%	434 bps
Net income	$320	$264	$56	21%
Weighted average diluted shares outstanding (2)	90	81	9	11%
Earnings per diluted share (2)	$3.54	$3.24	$0.30	9%
Non-GAAP (3)
Operating income (% of net sales) (1)	7.3%	11.4%	(402) bps
Effective tax rate	28.8%	24.1%	475 bps
Net income	$262	$275	$(12)	(5)%
Earnings per diluted share (2)	$2.90	$3.37	$(0.47)	(14)%

Balance Sheet (in millions)	As of May 2, 2026	As of May 3, 2025	$ Change (9)	% Change (9)
Cash and cash equivalents	$998	$1,036	$(38)	(4)%
Inventories, net (4)	$5,419	$3,569	$1,850	52%
Long-term debt and financing lease obligations (5)	$1,906	$1,484	$421	28%

Capital Allocation (in millions)	13 Weeks Ended		$ Change (9)	% Change (9)
	May 2, 2026	May 3, 2025
Share repurchases (6)	$141	$299	$(157)	(53)%
Dividends paid (7)	$114	$100	$14	14%
Gross capital expenditures (8)	$361	$265	$96	36%
Net capital expenditures (3) (8)	$289	$242	$47	19%
Notes
(1)Also referred to by management as operating margin.
(2)Current year weighted average diluted shares outstanding and earnings per diluted share include the dilutive effect of the 9.6 million shares issued in connection with the Foot Locker acquisition.
(3)For additional information, see the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."
(4)Inventories, net as of May 2, 2026 includes $3.7 billion for the DICK'S Business and $1.7 billion for the Foot Locker Business. Inventory increased 3% for the DICK'S Business as compared to May 3, 2025.
(5)Current year balance includes $385.5 million of carrying value for senior notes due 2029 and $34.9 million for the long-term portion of financing lease obligations acquired in connection with the Foot Locker acquisition. The Company had no outstanding borrowings under its revolving credit facility in 2026 and 2025.
(6)During the 13 weeks ended May 2, 2026, the Company repurchased 0.7 million shares of its common stock under its previously announced share repurchase program at an average price of $196.38 per share, for a total cost of $141.2 million, and has $3.0 billion remaining under existing share repurchase authorizations as of May 2, 2026. The Company also paid $5 million during fiscal 2025 for shares repurchased during fiscal 2024.
(7)The Company declared and paid quarterly dividends of $1.25 per share in fiscal 2026 and $1.2125 per share in fiscal 2025.
(8)During the 13 weeks ended May 2, 2026, gross and net capital expenditures totaled $294.9 million and $224.3 million, respectively, for the DICK'S Business and $65.9 million and $64.7 million, respectively, for the Foot Locker Business.
(9)Column may not recalculate due to rounding.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION - UNAUDITED (Continued)

Information below represents supplemental financial results for the DICK'S and Foot Locker Businesses for the periods presented. Prior period results reflect the DICK'S Business on a stand-alone basis, with the exception of proforma comparable sales information. Refer to Proforma Comparable Sales section for additional information.

	13 Weeks Ended
(in thousands)	May 2, 2026	May 3, 2025
Net sales
DICK'S Sporting Goods	$3,377,440	$3,174,677
Foot Locker	1,787,064	—
Total net sales	$5,164,504	$3,174,677

Gross profit
DICK'S Sporting Goods	$1,227,321	$1,165,086
Foot Locker	498,666	—
Corporate and other expenses (1)	(42,725)	—
Total gross profit	$1,683,262	$1,165,086

Segment profit
DICK'S Sporting Goods	$360,975	$360,408
Foot Locker	17,462	—
Reconciliation to pre-tax income
Corporate and other income (2)	(72,213)	(5,708)
Interest expense	17,541	12,138
Other (income) expense	(13,166)	6,256
Pre-tax income	$446,275	$347,722

Proforma Comparable Sales	13 Weeks Ended
	May 2, 2026	May 3, 2025
DICK'S Sporting Goods	6.0%	4.5%
Proforma Foot Locker (3) (4)	0.6%	(2.9)%
Proforma consolidated comparable sales (3)	4.1%	1.7%
(1)Corporate and other expenses within gross profit represent charges to write down and liquidate inventory from the Company’s review of the Foot Locker Business.
(2)Corporate and other income includes income for litigation and other settlements and changes in the fair value of employee deferred compensation plan investments held in rabbi trusts, partially offset by Foot Locker acquisition-related costs.
(3)Proforma comparable sales are calculated as if Foot Locker had been acquired at the beginning of the periods presented. Sales have been adjusted to conform to the Company's method of reporting comparable sales. Comparable sales are calculated on a constant currency basis, which translates the current year's results using the prior year periods' exchange rates.
(4)Includes Foot Locker International proforma comparable sales decreases of (1.7%) and (8.9%) for the 13 weeks ended May 2, 2026 and May 3, 2025, respectively, which represents operations of the Foot Locker Business in Europe and Asia Pacific.

Full Year 2026 Outlook
The Company's Full Year Outlook for 2026 is presented below.
Consolidated Outlook

Metric	Consolidated Full Year 2026 Outlook
Net sales	●$22.1 billion to 22.4 billion
Operating income	●$1.69 billion to 1.81 billion ●$1.71 billion to 1.83 billion on a non-GAAP basis (1)
Earnings per diluted share
●$13.27 to 14.27
○Based on approximately 90.5 million diluted shares outstanding, which includes the dilutive impact of the 9.6 million shares issued in connection with the Foot Locker acquisition
○Based on an effective tax rate of approximately 27% (2)
●$13.50 to 14.50 on a non-GAAP basis (1)

Capital expenditures	●Approximately $1.6 billion on a gross basis ●Approximately $1.4 billion on a net basis
(1)Refer to the section of this release titled "Non-GAAP Financial Measures" and GAAP to non-GAAP reconciliations included in tables later in this release under the heading "GAAP to Non-GAAP Reconciliations."
(2)Effective tax rate includes the unfavorable mix of our earnings in foreign jurisdictions and the effect of purchase accounting adjustments, particularly in Europe, where losses do not currently generate a tax benefit due to valuation allowances.

Segment Outlook
The Company is providing the following segment outlook for the DICK’S and Foot Locker Businesses to provide visibility into segment-level performance that is included in the consolidated outlook above. The information below does not include corporate and other activities, which for fiscal 2026, primarily include income received as part of litigation and other settlements, partially offset by Foot Locker acquisition-related costs.

Metric	Full Year 2026 Outlook
	DICK'S Business	Foot Locker Business
Net sales	●$14.5 billion to 14.7 billion	●$7.6 billion to 7.7 billion
Comparable sales (1)	●Positive 2.5% to positive 4.0%	●Positive 1.5% to positive 3.0% (1)
Segment profit (2)	●$1.60 billion to 1.68 billion	●$110 million to 150 million
Segment profit (2) (% of net sales)	●11.0% to 11.4%	●1.4% to 1.9%
Capital expenditures	●Approximately $1.2 billion on a gross basis ●Approximately $1.0 billion on a net basis	●Approximately $0.4 billion on a gross basis ●Approximately $0.4 billion on a net basis
(1)Comparable sales outlook for the Foot Locker Business is on a proforma basis, as Foot Locker will be included in the quarterly comparable store calculation beginning in the fourth quarter of fiscal 2026, which is when these stores will commence their 14th full month of operations following the date of acquisition.
(2)Segment profit represents operating income for a respective segment. Corporate and other activities, which represent costs or income not specifically related to the recurring operations of our segments, are not included in these results as they are not used by the Company to evaluate segment performance.

Store Count and Square Footage
As of May 2, 2026, the Company operated 3,115 store locations across the DICK'S and Foot Locker Businesses. The following tables summarize store activity for fiscal 2026:

DICK'S Business	Beginning Stores	New Stores	Closed Stores	Relocated / Converted (6)	Ending Stores	Gross Square Footage (7) (in millions)
						Beginning	Ending
DICK'S	644	—	(2)	(2)	640	34.4	34.2
DICK'S Field House	42	1	—	1	44	2.4	2.5
DICK'S House of Sport	35	—	—	1	36	3.8	3.9
Total DICK'S	721	1	(2)	—	720	40.6	40.6
Other Specialty Concepts
Golf Galaxy (1)	113	—	—	—	113	2.5	2.5
Going Going Gone!	51	2	(1)	—	52	2.3	2.4
Public Lands	3	—	—	—	3	0.1	0.1
Total Other Specialty Concepts	167	2	(1)	—	168	4.9	5.0
Total DICK'S Business	888	3	(3)	—	888	45.5	45.6

Foot Locker Business	Beginning Stores	New Stores	Closed Stores (5)	Relocated / Converted (5)	Ending Stores	Gross Square Footage (7) (in millions)
						Beginning	Ending
Foot Locker North America	734	—	(18)	—	716	4.4	4.3
Champs Sports	371	—	(7)	—	364	2.2	2.1
Kids Foot Locker	362	2	(7)	—	357	1.3	1.2
WSS	143	—	(43)	—	100	1.8	1.3
North America (2)	1,610	2	(75)	—	1,537	9.7	8.9
Foot Locker Europe (3)	573	2	(8)	—	567	2.3	2.3
Foot Locker Asia Pacific	94	—	—	—	94	0.4	0.4
atmos	30	1	(2)	—	29	—	—
International	697	3	(10)	—	690	2.8	2.7
Total Owned Stores	2,307	5	(85)	—	2,227	12.4	11.7
Licensed stores (4)	254	5	(3)	—	256	1.1	1.1
Total Foot Locker Business	2,561	10	(88)	—	2,483	13.5	12.8
(1)As of May 2, 2026, includes 36 Golf Galaxy Performance Centers, with three openings during fiscal 2026, which were conversions of prior Golf Galaxy store locations.
(2)Represents store locations in the United States and Canada and related square footage.
(3)Represents Foot Locker store locations in Europe, including two Kids Foot Locker stores and related square footage, as of May 2, 2026.
(4)Reflects licensed stores operating in the Middle East, Asia and Europe.
(5)Store closures for the Foot Locker Business during fiscal 2026 includes 62 Foot Locker stores identified as part of the Company's review of unproductive assets. Additionally, the Foot Locker Business relocated or remodeled 17 stores during the current year period consisting of four Foot Locker, four Kids Foot Locker and four WSS store locations in North America and five international store locations.
(6)Reflects stores converted between concept or prototype through store relocations or remodels as part of the Company's strategy to reposition its store portfolio. In addition to stores that converted between concepts, the Company relocated or remodeled four stores during the current year period, consisting of three Golf Galaxy and one DICK'S House of Sport store locations.
(7)Columns may not recalculate due to rounding.

Quarterly Dividend
On May 26, 2026, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.25 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on June 26, 2026 to stockholders of record at the close of business on June 12, 2026.
Acquisition of Foot Locker
On September 8, 2025, the Company acquired all of the issued and outstanding shares of Foot Locker, Inc. ("Foot Locker"), a leading footwear and apparel retailer, pursuant to the definitive merger agreement executed on May 15, 2025. Total consideration exchanged for the acquisition was $2.5 billion, which primarily consisted of $2.1 billion in share consideration for the issuance of 9.6 million shares of DICK'S Sporting Goods common stock, $223.0 million in cash consideration and $111.6 million from the Company's pre-existing equity ownership in Foot Locker. The Company's current period results reflect Foot Locker's operations for the entire 13-week period ended May 2, 2026.
As previously announced, the Company has initiated a review of unproductive assets, which includes optimizing inventory, closing underperforming stores, and right-sizing assets that do not align with our go-forward vision for the Foot Locker Business. We continue to expect these actions, along with merger and integration costs and deferred financing amortization on a bridge facility, to result in pre-tax charges of $500 to 750 million, of which $486.5 million has been recognized to date. Including the $96.5 million of charges incurred during the 13 weeks ended May 2, 2026, we currently expect $200 million of these charges to be incurred in fiscal 2026, with the remaining charges to be incurred over the medium term.
Non-GAAP Financial Measures
In addition to reporting the Company's financial results for the first quarter in accordance with generally accepted accounting principles ("GAAP"), the Company also reports certain non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP net income, non-GAAP earnings per diluted share and net capital expenditures. Management believes these non-GAAP financial measures provide investors with meaningful supplemental information to assist in evaluating the Company’s ongoing operations and comparing results across reporting periods.
Management further believes that excluding non‑cash changes in the fair value of deferred compensation plan investments—which fluctuate with market performance and are offset within other income—enhances investors’ understanding of underlying trends in selling, general and administrative expenses. The Company also uses these non‑GAAP financial measures internally for budgeting, forecasting and assessing operating performance. These non‑GAAP financial measures should be considered in addition to, and not as a substitute for, the Company’s GAAP financial results. Because the methods used by the Company to calculate its non‑GAAP measures may differ from those used by other companies, the non‑GAAP measures presented herein may not be comparable to similarly titled measures of other companies. Reconciliations of the Company’s non‑GAAP financial measures to the most directly comparable GAAP measures are provided below and are available on the Company’s website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or any variations of such words or other words with similar meanings. Any statements about the Company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. These statements are subject to known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time, many of which may be beyond the Company’s control. The Company’s future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2026 outlook and guidance and revisions thereto, continued comp growth, and improved gross margin, the benefits of the combination of DICK’S Sporting Goods and Foot Locker (the “Transaction”), including future financial and operating results and the combined company’s plans, objectives, expectations, intentions, growth strategies and culture that are not historical facts.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to, macroeconomic conditions, including inflationary pressures and elevated interest rates, changes in consumer income and confidence, perception of global economic conditions, geopolitical conflicts and tensions, the threat or outbreak of further conflicts, war, terrorism or public unrest, wage and unemployment levels and public health concerns; intense competition in the sporting goods industry and in retail, including competition for talent and the level of competitive promotional activity and technological innovation; product cost and availability fluctuations due to a variety of factors; risks and costs inherent with international operations; our dependence on consumer discretionary spending and ability to predict or effectively react to changes in consumer demand, lifestyle changes or shopping patterns; risks associated with our vertical brand offerings, including brand strategy and marketing, improved space in-store, expanding product categories, product safety and labeling, product liability and recalls, and specialty concept stores; our ability to protect the reputation of our Company and our brands; short-term impacts of our strategic plans and initiatives, or such plans and initiatives not achieving the desired results within the anticipated time frame or at all; our ability to successfully grow our DICK’S House of Sport, DICK’S Field House and Golf Galaxy Performance Center stores and execute our overall real estate strategy for DICK’S and Foot Locker; unauthorized use or disclosure of sensitive or confidential athlete, teammate, vendor or Company information; disruptions, delays, downtime or other problems with our information systems, including our eCommerce platform and GameChanger, caused by high volumes, design or implementation deficiencies, or platform enhancements as well as associated disruptions to our operations; our ability to attract, train, engage and retain athletes and key teammates, to implement effective succession planning strategies, and to adequately respond to teammate organizing efforts; weather-related risks and seasonal influences resulting from the overall seasonality of certain categories of our business; our issuance of quarterly cash dividends and share repurchases pursuant to our share repurchase programs, if any; our ability to effectively control expenses, manage inventory levels and protect against inventory shrink; the ability of the Foot Locker business to expand its market share in international markets; the technology enablement required to support our omni-channel capabilities; our ability to meet market expectations and the historical and possible future impacts on the price of our common stock; the influence and control of the holders of our Class B common stock, whose interests may differ from those of our other stockholders; our charter’s current anti-takeover provisions, which could prevent or delay a change in control of the Company; our dependence on key suppliers, distributors, and manufacturers to provide sufficient quantities of quality products in a timely fashion; risks and costs relating to changing global laws, rules, regulations, interpretations and other guidance affecting our business; product safety and labeling concerns; compliance and litigation risks for which we may not have sufficient insurance or other coverage; our ability to secure and protect our intellectual property and defend claims of intellectual property infringement, including with respect to our vertical brands; changes in applicable tax laws, regulations and treaties and their interpretation and application; the effects of the performance of professional sports teams within our core regions of operations and other factors relating to professional sports leagues and key athletes; the impact of evolving environmental, social and governance standards, regulatory requirements, stakeholder expectations and related political and social dynamics; risks related to the Transaction, including effective integration of the Foot Locker business, and other strategic alliances, acquisitions or investments; obligations and other provisions related to our indebtedness, including our senior notes due 2029, 2032 and 2052; and changes in the market value or liquidity of securities we hold and risks associated with our limited degree of control over certain strategic minority investments. These factors are not necessarily all of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm our results.
For additional information on these and other factors that could affect our actual results, see the risk factors set forth in our filings with the Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K, filed with the SEC on March 27, 2026. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this communication, except as required by applicable law or regulation. Forward-looking statements included in this communication are made as of the date of this communication.

Conference Call Info
The Company will host a conference call today at 8:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, DICK'S is a leading omni-channel retailer and an iconic brand in sport and culture. Its banners include DICK'S Sporting Goods, Golf Galaxy, Public Lands and Going Going Gone! in addition to the experiential retail concepts DICK'S House of Sport and Golf Galaxy Performance Center. As owner and operator of the Foot Locker Business, including Foot Locker, Kids Foot Locker, Champs Sports, WSS and atmos, DICK'S serves the global sneaker community across North America, Europe, Asia and Australia, plus a licensed store presence in Europe, the Middle East and Asia. DICK'S also owns and operates GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.
Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Instagram, TikTok, Facebook and X.

Contacts:

Investor Relations:
Nate Gilch, Vice President of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 2, 2026	% of Sales (1)	May 3, 2025	% of Sales (1)

Net sales	$5,164,504	100.00%	$3,174,677	100.00%
Cost of goods sold, including occupancy and distribution costs	3,481,242	67.41	2,009,591	63.30

GROSS PROFIT	1,683,262	32.59	1,165,086	36.70

Selling, general and administrative expenses	1,163,928	22.54	785,528	24.74
Merger and integration costs	53,815	1.04	—	—
Pre-opening expenses	14,869	0.29	13,442	0.42

OPERATING INCOME	450,650	8.73	366,116	11.53

Interest expense	17,541	0.34	12,138	0.38
Other (income) expense	(13,166)	(0.25)	6,256	0.20

PRE-TAX INCOME	446,275	8.64	347,722	10.95

Provision for income taxes	126,453	2.45	83,434	2.63

NET INCOME	$319,822	6.19%	$264,288	8.32%

EARNINGS PER COMMON SHARE:
Basic	$3.61		$3.33
Diluted	$3.54		$3.24

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,535		79,341
Diluted	90,408		81,478

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	May 2, 2026	May 3, 2025	January 31, 2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$998,228	$1,035,889	$1,353,226
Accounts receivable, net	466,521	256,554	475,852
Income taxes receivable	59,075	4,138	68,455
Inventories, net	5,419,435	3,569,353	4,907,823
Prepaid expenses and other current assets	327,217	164,892	299,435
Total current assets	7,270,476	5,030,826	7,104,791

Property and equipment, net	3,757,937	2,268,866	3,512,776
Operating lease assets	4,651,738	2,396,687	4,594,670
Intangible assets, net	765,371	58,598	768,575
Goodwill	813,069	245,857	864,047
Deferred income taxes	69,317	29,510	82,501
Other assets	505,036	404,238	484,139
TOTAL ASSETS	$17,832,944	$10,434,582	$17,411,499

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,181,042	$1,542,749	$1,986,990
Accrued expenses	1,146,104	629,484	1,115,306
Operating lease liabilities	948,017	496,129	1,004,909
Income taxes payable	83,389	83,489	7,533
Deferred revenue and other liabilities	485,638	360,568	528,820
Total current liabilities	4,844,190	3,112,419	4,643,558
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Long-term debt and financing lease obligations	1,905,810	1,484,462	1,905,299
Long-term operating lease liabilities	4,935,599	2,587,597	4,836,435
Deferred income taxes	247,145	—	203,920
Other long-term liabilities	295,956	197,710	282,167
Total long-term liabilities	7,384,510	4,269,769	7,227,821
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	650	556	653
Class B common stock	236	236	236
Additional paid-in capital	3,735,340	1,483,461	3,724,836
Retained earnings	7,035,961	6,559,483	6,827,900
Accumulated other comprehensive income (loss)	4,576	(430)	17,813
Treasury stock, at cost	(5,172,519)	(4,990,912)	(5,031,318)
Total stockholders' equity	5,604,244	3,052,394	5,540,120
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,832,944	$10,434,582	$17,411,499

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	13 Weeks Ended
	May 2, 2026	May 3, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$319,822	$264,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	153,810	97,860
Amortization of deferred financing fees and debt discount	1,511	589
Deferred income taxes	55,001	23,174
Stock-based compensation	29,858	19,180
Other, net	(2,687)	17,730
Changes in assets and liabilities:
Accounts receivable	(16,107)	(22,061)
Inventories	(514,024)	(219,523)
Prepaid expenses and other assets	(5,164)	(19,682)
Accounts payable	188,298	57,098
Accrued expenses	6,504	(53,348)
Income taxes payable / receivable	100,494	53,553
Construction allowances provided by landlords	71,723	22,776
Deferred revenue and other liabilities	(41,340)	(30,516)
Operating lease assets and liabilities	(71,182)	(33,072)
Net cash provided by operating activities	276,517	178,046
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(360,744)	(264,725)
Other investing activities	(32)	(120,968)
Net cash used in investing activities	(360,776)	(385,693)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease obligations	(1,371)	—
Proceeds from exercise of stock options	7,190	61
Minimum tax withholding requirements	(26,540)	(31,106)
Cash paid for treasury stock	(141,208)	(303,671)
Cash dividends paid to stockholders	(113,839)	(99,921)
Increase (decrease) in bank overdraft	8,418	(12,092)
Net cash used in financing activities	(267,350)	(446,729)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,389)	325
NET DECREASE IN CASH AND CASH EQUIVALENTS	(354,998)	(654,051)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,353,226	1,689,940
CASH AND CASH EQUIVALENTS, END OF PERIOD	$998,228	$1,035,889

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(dollars in thousands, except per share amounts)

	13 Weeks Ended May 2, 2026

	Gross profit	Selling, general and administrative expenses	Operating income	Other (income) expense	Pre-tax income	Net income (4)	Earnings per diluted share
GAAP Basis	$1,683,262	$1,163,928	$450,650	$(13,166)	$446,275	$319,822	$3.54
% of Net Sales	32.59%	22.54%	8.73%	(0.25)%	8.64%	6.19%
Foot Locker acquisition-related costs (1)	42,725	—	96,540	—	96,540	73,528
Litigation and other settlements (2)	—	174,464	(174,464)	—	(174,464)	(131,169)
Deferred compensation plan adjustments (3)	—	(5,711)	5,711	5,711	—	—
Non-GAAP Basis	$1,725,987	$1,332,681	$378,437	$(7,455)	$368,351	$262,181	$2.90
% of Net Sales	33.42%	25.80%	7.33%	(0.14)%	7.13%	5.08%

(1)Foot Locker acquisition-related costs of $96.5 million include $42.7 million to write down and liquidate inventory from the Company's review of the Foot Locker Business and merger and integration costs of $53.8 million, which includes severance and other employee-related costs, store closing charges, legal and professional fees, and other costs related to the Foot Locker acquisition.
(2)Represents $150.0 million in income received, net of legal fees, as a result of settlement on credit and debit card interchange fees and $24.5 million of income received from a landlord for early lease termination of a store location.
(3)Includes non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(4)Except for approximately $5.7 million of non-deductible merger and integration costs, the provision for income taxes for non-GAAP adjustments was tax effected at the statutory rate of the applicable tax jurisdiction, which approximates 24%.

	13 Weeks Ended May 3, 2025

	Selling, general and administrative expenses	Operating income	Other expense (income)	Pre-tax income	Net income (3)	Earnings per diluted share
GAAP Basis	$785,528	$366,116	$6,256	$347,722	$264,288	$3.24
% of Net Sales	24.74%	11.53%	0.20%	10.95%	8.32%
Investment losses (1)	—	—	(13,880)	13,880	10,271
Deferred compensation plan adjustments (2)	5,708	(5,708)	(5,708)	—	—
Non-GAAP Basis	$791,236	$360,408	$(13,332)	$361,602	$274,559	$3.37
% of Net Sales	24.92%	11.35%	(0.42)%	11.39%	8.65%
(1)Included non-cash losses from non-operating investment in Foot Locker equity securities.
(2)Included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Gross Capital Expenditures to Net Capital Expenditures Reconciliation
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of construction allowances.

	13 Weeks Ended May 2, 2026			13 Weeks Ended May 3, 2025
	DICK'S	Foot Locker	Consolidated	DICK'S	Foot Locker	Consolidated
Gross capital expenditures	$(294,866)	$(65,878)	$(360,744)	$(264,725)	$—	$(264,725)
Construction allowances provided by landlords	70,548	1,175	71,723	22,776	—	22,776
Net capital expenditures	$(224,318)	$(64,703)	$(289,021)	$(241,949)	$—	$(241,949)

Reconciliation of Non-GAAP Operating Income and Earnings Per Diluted Share Guidance
(dollars in millions, except per share amounts)

	52 Weeks Ended January 30, 2027
	Low End		High End
	Operating income	Earnings per diluted share	Operating income	Earnings per diluted share
GAAP Basis	$1,688	$13.27	$1,806	$14.27
Foot Locker acquisition-related costs (1)	200	1.68	200	1.68
Litigation and other settlements (2)	(174)	(1.45)	(174)	(1.45)
Non-GAAP Basis	$1,714	$13.50	$1,832	$14.50

(1)Adjustment eliminates the impact of future Foot Locker acquisition-related charges. Refer to "Acquisition of Foot Locker" section above for additional information.
(2)Represents income received, net of legal fees, as a result of settlement on credit and debit card interchange fees and from a landlord for early lease termination of a store location.